UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2016

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

A.	First Amendment to Salary Continuation Agreements:

On March 29, 2016, First South Bank entered into a separate First Amendment to Salary Continuation Agreement (the “Amendments”) with each of the following executive officers: Bruce W. Elder, Scott C. McLean and J. Randy Woodson (the “Executive Officers”). Previously, First South Bank and each of the Executive Officers executed Salary Continuation Agreements dated June 3, 2014 (the “Original Agreements”) which provide deferred compensation benefits to the Executive Officers under certain circumstances. First South Bank is a wholly owned subsidiary of First South Bancorp, Inc.

The Amendments increase certain payments that the Executive Officers are entitled to in the event of their retirement, death, or a change in control of First South Bank. In the event that Messrs. Elder, McLean or Woodson become entitled to such a termination payment, First South Bank shall pay an annual benefit in the amount of $42,000, $27,000 or $30,000, respectively, to that Executive Officer in lieu of any other benefit set forth in their Original Agreement. The annual benefit will be paid in equal monthly installments and continue for fifteen (15) years.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendments, copies of which are included with this report as Exhibits 10.20(a), 10.22(a) and 10.24(a), which are incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits - the following documents are filed as exhibits to this report:

•	Exhibit 10.20(a): First Amendment to Salary Continuation Agreement between First South Bank and Bruce W. Elder
•	Exhibit 10.22(a): First Amendment to Salary Continuation Agreement between First South Bank and Scott C. McLean
•	Exhibit 10.24(a): First Amendment to Salary Continuation Agreement between First South Bank and J. Randy Woodson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2016	First South Bancorp, Inc.
(Registrant)

	By:	/s/ William L. Wall
William L. Wall
Senior Vice President and
Secretary